UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2012

First Busey Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-15959	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W. University Ave.

Champaign, Illinois  61820

(Address of principal executive offices) (Zip code)

(217) 365-4516

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 15, 2012, the Company held its annual meeting of stockholders in Champaign, Illinois.  Of the 86,625,577 shares of common stock issued and outstanding as of the record date for the meeting, 60,617,763 shares were represented at the meeting in person or by proxy, constituting 69.98% of the outstanding shares.  At the meeting, the stockholders approved all of the director nominees and the proposals presented.

The final results of voting on each of the matters submitted to a vote of stockholders during the annual meeting are as follows:

1.	The election of nine directors to hold office until the 2013 annual meeting of stockholders or until their successors are elected and have qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Joseph M. Ambrose	57,192,090	3,425,673	-
David J. Downey	57,308,018	3,309,745	-
Van A. Dukeman	58,968,486	1,649,277	-
E. Phillips Knox	57,034,332	3,583,431	-
V. B. Leister, Jr.	56,858,447	3,759,316	-
Gregory B. Lykins	57,067,774	3,549,989	-
August C. Meyer, Jr.	57,621,668	2,996,095	-
George T. Shapland	58,426,316	2,191,447	-
Thomas G. Sloan	58,694,475	1,923,288	-

2.	The approval, in a non-binding, advisory vote, of the compensation of the named executive officers of the Company.

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,300,408	5,447,128	870,227	-
3.	The recommendation, in a non-binding, advisory vote, of the frequency of future stockholder votes on executive compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
52,211,040	1,350,973	3,710,706	3,345,044	-

Based upon these results, and consistent with the recommendation of the Company’s board of directors (the “Board”), the Board has determined that the Company will hold an advisory stockholder vote to approve executive compensation every year until the next required vote on the frequency of such advisory votes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2012	First Busey Corporation

By:           /s/ David B. White
Name:  David B. White
Title:    Chief Financial Officer